EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 17, 2010 relating to the 2009 financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2009 Annual Report on Form 11-K.

/s/ Lattimore Black Morgan and Cain, PC
Brentwood, Tennessee
June 17, 2010